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                                                                       EXHIBIT n

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 7, 2004 in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of the Nuveen Tax-Advantaged Total Return Strategy Fund filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-113702) and in this Amendment No. 6 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-21471).

                                                  /s/ Ernst & Young LLP
                                                  ------------------------------
                                                  ERNST & YOUNG LLP
Chicago, Illinois
April 14, 2004